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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Bank System, Inc. of our report dated January 29, 2000 relating to the financial statements, which appears in Community Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Syracuse, New York
February 1, 2001